Exhibit 99.1

Invitae Announces Strategic Business Realignment to Accelerate Its Path to Positive Cash Flow

and Realize Full Potential of Industry-Leading Genetics Testing Platform

— Exiting non-core businesses and geographies to prioritize higher-margin business initiatives —

— Expects to deliver approximately $326 million in non-GAAP annualized cost savings in 2023 —

— Provides preliminary revenue and gross margin ranges for the second quarter of 2022; amends full-year 2022 financial guidance —

— Conference call and webcast today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time —

SAN FRANCISCO, July 18, 2022 – Invitae (NYSE: NVTA), a leading medical genetics company, today announced a comprehensive plan to realize the full potential of its industry-leading genetics platform. The plan introduces a significant realignment of the company’s operations in support of business lines and geographies that generate sustainable margins, provide the best return to fuel future investment and accelerate the company’s path to positive cash flow. The plan further helps ensure Invitae remains at the forefront of innovation and advancements in genomics by allocating resources towards the company’s core genome sequencing and genome management platforms that have the potential to improve healthcare outcomes.

The operational realignment includes streamlining and cost reduction programs that are expected to deliver approximately $326 million in annualized cost savings to be fully realized by 2023 and extend the company’s cash runway to the end of 2024.

In a separate press release issued earlier today, Invitae announced executive and board-level transitions to lead the company in this next phase and achieve its mission of bringing the power of genetic information to mainstream medicine.

Kenneth D. Knight, Invitae’s CEO, said, “We are at a unique, transitional moment in the rapidly-evolving genomics industry when companies that balance accessible, trusted and cutting-edge genomic information with disciplined operational excellence will be in a far stronger position to thrive and deliver transformative healthcare outcomes. This operational imperative is at the center of the plan we announced today, which will advance several critical objectives and is intended to drive long-term profitable growth. First, our refocused and realigned platform will allocate resources where they should be: at our core, we are a growth-oriented genomic testing platform. Second, aggressive actions to substantially reduce spend over the coming 12-18 months will improve operating leverage and align Invitae’s cost structure with current market dynamics and the broader economy. These adjustments will meaningfully extend our cash runway and accelerate the pursuit of our long-term growth targets and positive cash flow. Most importantly, the plan reaffirms our commitment to leading the way in shaping the future of medicine through powerful genomic tools.”

Mr. Knight continued, “Invitae’s new operating plan has far-reaching and – for many of our dedicated, hard-working team members – difficult implications, and we regret that impact. Invitae is committed to working closely and compassionately with those adversely affected to help ensure as smooth a transition as possible, and we thank everyone on our team for their contributions. As we look to that future, we are as committed as ever to driving forward our mission and advancing the kind of transformative healthcare that is Invitae’s core.”

Operating Plan Overview

At a high level, Invitae will eliminate non-core operations while realigning and sharpening its focus on the portfolio of businesses that generate sustainable margins and deliver returns to fuel future investment. In the testing business, Invitae will shift operational and commercial efforts to accelerate positive cash flow by maintaining robust support of the higher-margin, higher-growth testing opportunities among oncology, women’s health, rare disease and pharmacogenomics. The company also plans to continue its expansion and integration of key digital health-based technologies and services in order to create a differentiated model in genetic health. Longer-term, Invitae remains committed to its genomic management business. The company believes that it holds outsized growth potential and intends to continue to prioritize the tools, partnerships and applications that support the development of genome management as the catalyst for the future of healthcare.

Operating Plan Details

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Headcount and office/lab space: The company plans workforce reductions aligned with its newly-streamlined operations. The company is also taking immediate steps to consolidate underutilized office and laboratory space.

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Portfolio optimization: The company has conducted a rigorous assessment of its product portfolio as well as the associated research & development and commercial spending. The new plan shifts the focus to programs relevant to the core testing businesses to drive near-term cost of goods sold (COGS) reductions. These programs will speed the pathway to positive cash flow and drive the completion of the genome management platform that places Invitae in the middle of patients, providers and the greater healthcare ecosystem. Initiatives and products that are not attached to the go-forward core priorities have been put on hold or eliminated.

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Other operating expenses: The company has performed an extensive review of internal and external costs and how those may align with the new business structure. Through that analysis, additional savings will be generated through the ongoing digitization of workflows, elimination of duplication and streamlined processes across the core platforms and rationalization of technology and external services spend.

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International business structure: As part of the plan announced today, the company will shift its focus to serving less than a dozen international geographies where the testing business demonstrates the potential to reach positive cash flow in a shorter duration. The company plans to conduct an orderly exit from territories and countries in which the business is more nascent, focusing on supporting those territories through the transition and allowing those providers and patients sufficient time to shift to alternative resources for their testing needs.

As noted, these changes are expected to deliver approximately $326 million in annual cost savings by the end of 2023 and allow the company to extend its cash runway to the end of 2024. Invitae will operate as a leaner, more focused organization, targeting both a stronger and more profitable testing services business as well as the completion and launch of a genome management platform, which will serve to allow patients, providers, and the entire healthcare ecosystem to utilize genomic information for a lifetime of better personal health decisions and outcomes.

Supporting the growth of the company’s core testing and other commercial efforts remains a priority. The company will continue to drive its commercial efforts to best suit its differentiated platform offerings through a more efficient sales and marketing approach.

Preliminary Second Quarter Results

On a preliminary basis, the revenue for the quarter ended June 30, 2022 is approximately $136 million.

GAAP gross margin in the second quarter of 2022 is expected to be 18-19%. Non-GAAP gross margin is estimated to be 39-40%.

Cash, cash equivalents, restricted cash and marketable securities totaled around $737 million on June 30, 2022. Second quarter 2022 cash burn is estimated to be approximately $150 million.

Invitae has not completed preparation of its financial statements for the second quarter. The preliminary, unaudited results presented in this press release are based on current expectations and are subject to change. Actual results may differ materially from those disclosed in this press release.

Guidance

Invitae has updated its 2022 annual revenue guidance to reflect the preliminary first half results and the anticipated impacts of the actions announced today, which include the sale or wind down of non-core products and services and the elimination of certain international territories to focus on more profitable revenue streams. Revenue in the near term is anticipated to be flat in the second half of 2022 over the first half, representing a low double-digit growth rate for full year 2022 over 2021 despite the impacts of the strategic realignment. Longer term revenue growth rates are expected to return to between 15% and 25% beyond 2023.

Invitae is maintaining its previous 2022 cash burn guidance of $600-650 million, which includes an estimated $75-100 million to be used for reorganization activities and severance. The company also anticipates its cash burn to be in the range of $225-275 million in 2023, or a $325-425 million reduction from expected 2022 cash burn.

Non-GAAP gross margins are expected to continue to increase for the rest of the year, based on ongoing margin improvement efforts and the current realignment initiatives, to the range of 42-43% for full year 2022.

Non-cash related charges are expected to be recorded in the third quarter of 2022 and in following quarters.

Webcast and Conference Call Details

Management will host a conference call and webcast today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time to discuss today’s announcements. To access the conference call, please register at the link below:

https://event.on24.com/wcc/r/3870686/DE684B93E9A64871E619579F0C45867A

Upon registering, each participant will be provided with call details and a conference ID.

The live webcast of the call and slide deck may be accessed here or by visiting the investors section of the company’s website at ir.invitae.com. A replay of the webcast will be available shortly after the conclusion of the call and will be archived on the company’s website.

About Invitae

Invitae Corporation (NYSE: NVTA) is a leading medical genetics company whose mission is to bring comprehensive genetic information into mainstream medicine to improve healthcare for billions of people. Invitae’s goal is to aggregate the world’s genetic tests into a single service with higher quality, faster turnaround time, and lower prices. For more information, visit the company’s website at invitae.com.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the expected impact, benefits, parameters, details and timing of the company’s strategic business realignment or various aspects thereof; the company’s beliefs regarding the potential of its business, and its business priorities; the company’s preliminary financial results for the quarter ended June 30, 2022; the company’s future financial and operating results, including estimated annual cost savings, cash runway, guidance for 2022 and beyond, and the drivers of future financial results; the company’s beliefs regarding what is necessary to succeed in the industry; the company’s focus for the remainder of 2022, and its expectations regarding future operating cash flows; and the company’s expectations regarding its genome management platform and the benefits thereof. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: actual results for the quarter ended June 30, 2022; the ability of the company to successfully execute its strategic business realignment and achieve the intended benefits thereof on the expected timeframe or at all; unforeseen or greater than expected costs associated with the strategic business realignment; the risk that the disruption that may result from the realignment may harm the company’s business, market share or its relationship with customers or potential customers; the impact of COVID-19 on the company, and the effectiveness of the efforts it has taken or may take in the future in response thereto; the impact of inflation and the economic environment on the company’s business; the company’s ability to grow its business in a cost-effective manner; the company’s history of losses; the company’s ability to compete; the company’s failure to manage growth effectively; the company’s need to scale its infrastructure in advance of demand for its tests and to increase demand for its tests; the risk that the company may not obtain or maintain sufficient levels of reimbursement for its tests; the ability of the company to obtain regulatory approval for its tests; the applicability of clinical results to actual outcomes; the company’s failure to successfully integrate or fully realize the anticipated benefits of acquired businesses; risks associated with litigation; the company’s ability to use rapidly changing genetic data to interpret test results accurately and consistently; laws and regulations applicable to the company’s business; and the other risks set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

Non-GAAP Financial Measures

To supplement Invitae’s consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States (GAAP), the company is providing several non-GAAP measures, including non-GAAP gross margin and non-GAAP cash burn. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. Management believes these non-GAAP financial measures are useful to investors in evaluating the company’s ongoing operating results and trends.

Management is excluding certain items from some or all of its preliminary non-GAAP operating results. These non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on the reported financial results. Management accounts for this limitation by analyzing results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in the company’s public disclosures.

Cash burn also excludes certain items. Management believes cash burn is a liquidity measure that provides useful information to management and investors about the amount of cash consumed by the operations of the business. A limitation of using this non-GAAP measure is that cash burn does not represent the total change in cash, cash equivalents, and restricted cash for the period because it excludes cash provided by or used for other operating, investing or financing activities. Management accounts for this limitation by providing information about the company’s operating, investing and financing activities in the statements of cash flows in the consolidated financial statements in the company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K and by presenting net cash provided by (used in) operating, investing and financing activities as well as the net increase or decrease in cash, cash equivalents and restricted cash in its reconciliation of cash burn.

In addition, other companies, including companies in the same industry, may not use the same non-GAAP measures or may calculate these metrics in a different manner than management or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP measures as comparative measures. Because of these limitations, the company’s non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the non-GAAP reconciliations for historical periods that will be provided on the company’s website in connection with today’s conference call.

Contacts for Invitae:

Investor Relations:

Hoki Luk

ir@invitae.com

Public Relations:

Amy Hadsock

pr@invitae.com